November 8, 2010
Media Contact:  Cynthia Messina, Las Vegas, NV (702) 876-7132
Shareholder Contact:  Ken Kenny, Las Vegas, NV (702) 876-7237
For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS THIRD QUARTER 2010 RESULTS

Las Vegas, Nev. – Southwest Gas Corporation (NYSE: SWX) recorded a net loss of $0.11 per share for the third quarter of 2010, compared to a net loss of $0.18 per share recorded for the third quarter of 2009.  Consolidated net loss was $4.8 million for the third quarter of 2010, compared to a net loss of $8.3 million for the prior-year quarter.  The current quarter includes $7.8 million ($0.17 per share) in other income associated with increases in the cash surrender values (including net death benefits recognized) of company-owned life insurance (“COLI”) policies.  The prior-year quarter included $4.9 million ($0.11 per share) in other income associated with COLI policies.  Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete twelve-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, “Third quarter results in 2010 improved when compared to the corresponding quarter of 2009 primarily due to higher returns on life insurance-related investments and to an increased contribution from our construction services subsidiary.  Outside of the COLI impacts, operating results were relatively consistent between quarters.  Our focus on controlling costs has been beneficial during these challenging economic conditions.  Our next major endeavor is to file for rate relief, including a decoupling mechanism, in Arizona in the very near future.”

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For the twelve months ended September 30, 2010, consolidated net income was $105.3 million, or $2.33 per basic share, compared to $72.3 million, or $1.63 per basic share, during the twelve-month period ended September 30, 2009.  The increase between periods reflects higher operating margin, an improvement in other income, and lower financing costs.  Other income in the current twelve-month period includes $7.2 million ($0.16 per share) associated with net death benefits and increases in cash surrender values of COLI policies, while the prior twelve-month period included a $1.2 million ($0.03 per share) increase in COLI cash surrender values.

Natural Gas Operations Segment Results
Third Quarter
Operating margin, defined as operating revenues less the cost of gas sold, increased $2 million in the third quarter of 2010 compared to the third quarter of 2009.  Rate relief in Nevada provided $1 million of the operating margin increase and customer growth provided $1 million as 17,000 net new customers were added during the last twelve months.

Operating expenses for the quarter increased $3.9 million, or three percent, when compared to the third quarter of 2009 primarily due to higher employee-related and general costs and an increase in Arizona property tax rates received and recognized in the third quarter of 2010, but retroactive to January 2010.  Other income, which principally includes returns on COLI policies and non-utility expenses, increased $2.8 million between periods primarily due to increases in the cash surrender values (and net death benefits) of COLI policies.  Net financing costs decreased $1.7 million

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primarily due to the redemption of $100 million of subordinated debentures in March 2010.

Twelve Months to Date
Operating margin increased $51 million between periods.  Rate relief provided $23 million of the increase, consisting of $15 million in Nevada, $5 million in Arizona, and $3 million in California.  Differences in heating demand caused primarily by weather variations between periods contributed $29 million toward the operating margin increase as temperatures in the current period were relatively normal, while temperatures were significantly warmer than normal in the prior-year period.  Customer growth contributed $2 million in operating margin.  Conservation, resulting from economic conditions and energy efficiency, negatively impacted operating margin by an estimated $3 million.

Operating expenses increased $14.8 million, or three percent, between periods principally due to general cost increases, higher employee-related benefit costs, and the increase in Arizona property tax rates, partially offset by a decline in uncollectible expense and lower depreciation rates in the Nevada rate jurisdictions.

Other income improved $5.2 million primarily due to the increase between periods of cash surrender values (and net death benefits) of COLI policies.  Net financing costs decreased $5.3 million between periods due to a reduction in outstanding debt, the redemption of the subordinated debentures, and lower interest rates on variable-rate debt.

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Southwest Gas Corporation provides natural gas service to 1,820,000 customers in Arizona, Nevada, and California.

This press release may contain statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (Reform Act).  All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.  A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements.  These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, conditions in the housing market, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, and the impacts of stock market volatility.

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SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED SEPTEMBER 30,	2010	2009

Consolidated Operating Revenues	$307,683	$317,509

Net Loss	$4,823	$8,297

Average Number of Common Shares Outstanding	45,447	44,855

Loss Per Share	$0.11	$0.18

NINE MONTHS ENDED SEPTEMBER 30,	2010	2009

Consolidated Operating Revenues	$1,362,259	$1,395,019

Net Income	$58,892	$41,090

Average Number of Common Shares Outstanding	45,354	44,671

Basic Earnings Per Share	$1.30	$0.92

Diluted Earnings Per Share	$1.29	$0.91

TWELVE MONTHS ENDED SEPTEMBER 30,	2010	2009

Consolidated Operating Revenues	$1,861,064	$1,904,429

Net Income	$105,284	$72,322

Average Number of Common Shares Outstanding	45,262	44,497

Basic Earnings Per Share	$2.33	$1.63

Diluted Earnings Per Share	$2.31	$1.61

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SOUTHWEST GAS CORPORATION
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,		SEPTEMBER 30,
	2010	2009	2010	2009	2010	2009

Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(8,813)	$(11,367)	$52,403	$35,749	$96,074	$64,748
Contribution to net income - construction services	3,990	3,070	6,489	5,341	9,210	7,574
Net income (loss)	$(4,823)	$(8,297)	$58,892	$41,090	$105,284	$72,322

Basic earnings (loss) per share	$(0.11)	$(0.18)	$1.30	$0.92	$2.33	$1.63
Diluted earnings (loss) per share	$(0.11)	$(0.18)	$1.29	$0.91	$2.31	$1.61

Average outstanding common shares	45,447	44,855	45,354	44,671	45,262	44,497
Average shares outstanding (assuming dilution)	-	-	45,756	44,960	45,657	44,785

Results of Natural Gas Operations
Gas operating revenues	$213,893	$235,020	$1,133,671	$1,186,870	$1,561,644	$1,615,512
Net cost of gas sold	81,303	104,518	581,294	668,013	779,911	884,681
Operating margin	132,590	130,502	552,377	518,857	781,733	730,831
Operations and maintenance expense	86,746	85,773	260,386	257,281	352,047	339,643
Depreciation and amortization	42,574	41,401	127,416	125,613	168,653	168,385
Taxes other than income taxes	10,006	8,265	29,388	27,880	38,826	36,747
Operating income (loss)	(6,736)	(4,937)	135,187	108,083	222,207	186,056
Other income (deductions)	6,704	3,952	997	4,589	2,998	(2,170)
Net interest deductions	19,115	18,904	56,001	55,617	74,475	75,902
Net interest deductions on subordinated debentures	-	1,933	1,912	5,798	3,845	7,730
Income (loss) before income taxes	(19,147)	(21,822)	78,271	51,257	146,885	100,254
Income tax expense (benefit)	(10,334)	(10,455)	25,868	15,508	50,811	35,506
Contribution to net income (loss) - gas operations	$(8,813)	$(11,367)	$52,403	$35,749	$96,074	$64,748

SOUTHWEST GAS CORPORATION
SELECTED STATISTICAL DATA
SEPTEMBER 30, 2010

FINANCIAL STATISTICS
Market value to book value per share at quarter end	136%
Twelve months to date return on equity -- total company	9.4%
-- gas segment	9.0%
Common stock dividend yield at quarter end	3.0%

GAS OPERATIONS SEGMENT
			Authorized
	Authorized	Authorized	Return on
	Rate Base	Rate of	Common
Rate Jurisdiction	(In thousands)	Return	Equity
Arizona	$1,066,108	8.86%	10.00%
Southern Nevada	819,717	7.40	10.15
Northern Nevada	116,584	8.29	10.15
Southern California	143,851	7.87	10.50
Northern California	52,285	8.99	10.50
South Lake Tahoe	11,815	8.99	10.50
Paiute Pipeline Company (1)	84,717	9.47	12.00

(1) Estimated amounts based on rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(In dekatherms)	2010	2009	2010	2009
Residential	54,112,309	50,147,858	70,938,044	64,481,072
Small commercial	22,708,979	21,852,502	30,278,902	29,134,009
Large commercial	8,398,127	9,007,018	11,115,230	12,013,360
Industrial / Other	4,209,420	5,632,449	5,839,319	8,212,877
Transportation	77,978,668	81,307,527	101,060,532	108,518,427
Total system throughput	167,407,503	167,947,354	219,232,027	222,359,745

HEATING DEGREE DAY COMPARISON
Actual	1,475	1,278	2,019	1,734
Ten-year average	1,359	1,347	1,894	1,873

Heating degree days for prior periods have been recalculated using the current period customer mix.